Xtant™ Medical Reports Second Quarter 2016 Results

*See footnote about the use of pro forma financial information

Second Quarter 2016 Highlights:

•	Core recurring revenue (excluding OEM and other revenue) increased 5.6% to $20.9 million compared to core pro forma recurring revenue of $19.8 million in second quarter 2015

•	Gross profit increased to $14.7 million, compared to pro forma second quarter 2015 gross profit of $14.0 million

•	Gross margins improved to 68.5% compared to 64.9% for the second quarter of 2015

•	The Company reported an EBITDA gain of $332,973 for the second quarter 2016

BELGRADE, Mont., Aug 01, 2016 (GLOBE NEWSWIRE) -- Xtant™ Medical Holdings, Inc. (NYSE MKT:XTNT), a leader in the development of regenerative medical devices, today reported its financial results for the three months ended June 30th, 2016. The Company reported quarterly revenues of approximately $21.5 million and an EBITDA gain of approximately $332,973.

Revenue

Second quarter 2016 revenue was approximately $21.5 million compared to pro forma revenue of approximately $21.6 million for the same period during 2015. Core recurring revenue, which excludes other revenue and revenue associated with Original Equipment Manufacturer (OEM) customers, increased 5.6 % to $20.9 million.

Stated in 000’s	2Q15*	2Q16
Revenue	$21,622	$21,462
OEM & Other Revenue	$1,857	$586
Core Revenue	$19,765	$20,876
Core Revenue Growth		5.6%

* Pro Forma Results

Gross Profit

Gross profit for the second quarter of 2016 was $14.7 million or 68.5% of revenue, compared to pro forma gross profit of $14.0 million or 64.9% of revenues for the second quarter of 2015.

Sales and Marketing Expenses

Second quarter 2016 sales and marketing expenses increased to $10.4 million, as compared to pro forma sales and marketing expenses of $9.3 million during the same period in 2015. For the quarter, sales and marketing as a percentage of revenues increased to 48.6%, compared to 43.1% in the second quarter of 2015, on a pro forma basis. The increase was mainly due to the higher OEM revenue in the second quarter of 2015 which has no associated sales commissions. In addition, as part of its growth strategy, the Company increased its sales infrastructure to support the portfolio selling opportunity of the combined business.

General and Administrative Expenses

In the second quarter, general and administrative expenses decreased slightly to $3.9 million compared to pro forma general and administrative expenses of $4.0 million, for the same period last year. As a percentage of revenue, general and administrative expenses were 18.2% during the period as compared to pro forma 18.3% for the same period during 2015.

Net Income / Loss

Second quarter 2016 consolidated net loss remained flat at $4.5 million, compared to the pro forma year-ago period.

EBITDA

The Company defines earnings before interest, taxes, depreciation and amortization (“EBITDA”) as net income/loss from operations before depreciation, amortization, impairment charges, non-recurring expenses and non-cash stock-based compensation. Consolidated EBITDA for the second quarter of 2016 was a gain of $332,973 compared to an EBITDA loss of $144,749 for the first quarter of this year.

Financial Liquidity

Cash on hand as of June 30, 2016, was $2.2 million, as compared to $6.4 million as of December 31, 2015. This figure excludes cash resources available to be drawn down by the Company through its accounts receivable facility with Silicon Valley Bank and its equity credit facility with Aspire Capital.

Outlook for Full Year 2016

The Company decreased its full year 2016 revenue guidance based on the following:

2016 Guidance

	Full-Year 2016
Stated in 000’s	Low		High
Revenue	$87,000	—	$90,000
EBITDA	$2,300	—	$3,300
Cash Debt Service	$5,450	—	$5,450
Non-GAAP Profitability**	$(3,150)	—	$(2,150)

**Non-GAAP profitability is defined as EBITDA less total cash based interest expense.

Conference Call to be Held August 2, 2016

An accompanying conference call will be hosted by Dan Goldberger, Chief Executive Officer, and John Gandolfo, Chief Financial Officer, to discuss the results. The call will be held at 10:00 AM ET, on August 2, 2016. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: August 2, 2016, 10:00 AM ET

Conference dial-in: 877-269-7756

International dial-in: 201-689-7817

Conference Call Name: Xtant Medical’s Second Quarter 2016 Results Call Webcast Registration: Click Here

Following the live call, a replay will be available on the Company’s website, www.xtantmedical.com, under “Investor Info.”

*Use of Pro Forma Financial Information

On July 31, 2015, Bacterin International Holdings, Inc. acquired all of the issued and outstanding stock of X-Spine Systems, Inc. and the combined company was renamed Xtant Medical Holdings, Inc. Except for the financial results for the three months ended June 30, 2016, the results presented are on a pro forma basis as if the two companies were combined for the periods shown. Certain pro forma adjustments have been made to reflect the impact of the purchase transaction, primarily consisting of amortization of intangible assets with determinable lives and interest expense on long-term debt. In addition, certain historical expenses, such as warrant expense and interest expense associated with debt that was immediately repaid, were eliminated from these pro-forma results. The pro forma information does not necessarily reflect the actual results of operations had the acquisition been consummated at the beginning of the fiscal reporting period indicated nor is it indicative of future operating results. The pro forma information does not include any adjustment for potential revenue enhancements, cost synergies or other operating efficiencies that could result from the acquisition.

Additional information regarding the business combination and its impact on the Company’s financial position will be set forth in the Company’s Form 10-Q for the quarter ended June 30, 2016, which will be filed with the Securities and Exchange Commission on or about August 8, 2016 and will include the Company’s unaudited consolidated financial statements as of and for the quarters ended June 30, 2016 and June 30, 2015.

About Xtant™ Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (NYSE MKT:XTNT) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “continue,” “efforts,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “strategy,” “will,” “goal,” “target,” “prospects,” “potential,” “optimistic,” “confident,” “likely,” “probable” or similar expressions or the negative thereof.

Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: our ability to integrate the acquisition of X-spine Systems, Inc. and any other business combinations or acquisitions successfully; our ability to remain listed on the NYSE MKT; our ability to obtain financing on reasonable terms; our ability to increase revenue; our ability to comply with the covenants in our credit facility; our ability to maintain sufficient liquidity to fund our operations; the ability of our sales force to achieve expected results; our ability to remain competitive; government regulations; our ability to innovate and develop new products; our ability to obtain donor cadavers for our products; our ability to engage and retain qualified technical personnel and members of our management team; the availability of our facilities; government and third-party coverage and reimbursement for our products; our ability to obtain regulatory approvals; our ability to successfully integrate recent and future business combinations or acquisitions; our ability to use our net operating loss carry-forwards to offset future taxable income; our ability to deduct all or a portion of the interest payments on the notes for U.S. federal income tax purposes; our ability to service our debt; product liability claims and other litigation to which we may be subjected; product recalls and defects; timing and results of clinical studies; our ability to obtain and protect our intellectual property and proprietary rights; infringement and ownership of intellectual property; our ability to remain accredited with the American Association of Tissue Banks; influence by our management; our ability to pay dividends; our ability to issue preferred stock; and other factors.

Additional risk factors are listed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” You should carefully consider the trends, risks and uncertainties described in this document, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

XTANT MEDICAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations
Unaudited Actual and Proforma Results

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016 Actual Unaudited	2015 Pro Forma	2016 Actual Unaudited	2015 Pro Forma

	Amount	Amount	Amount	Amount
Orthopedic Product Sales	$21,311,322	$21,438,329	$42,119,357	$42,885,947
Other	150,248	183,795	319,548	464,538
Total Revenue	21,461,570	21,622,124	42,438,905	43,350,485

Cost of sales	6,758,071	7,588,523	13,635,338	15,351,544

Gross Profit	14,703,499	14,033,601	28,803,567	27,998,941

Operating Expenses
General and administrative	3,899,280	3,964,237	7,383,992	7,878,508
Sales and marketing	10,420,028	9,321,087	20,932,994	18,894,329
Research and development	783,897	784,455	1,683,472	1,826,359
Depreciation and amortization	1,216,696	1,264,357	2,425,030	2,638,838
Acquisition and Integration related expenses	450,756	0	752,529	0
Non-cash consulting	55,296	74,073	110,592	140,869
Total Operating Expenses	16,825,952	15,408,209	33,288,608	31,378,903

Net Gain (Loss) from Operations	(2,122,453)	(1,374,608)	(4,485,041)	(3,379,962)

Other Income (Expense)
Interest expense	(2,984,186)	(2,999,971)	(5,811,361)	(5,992,052)
Change in warrant derivative liability	477,639	(14,081)	496,329	(476,289)
Non-cash consideration associated with stock purchase agreement	0	0	0	(558,185)
Other income (expense)	166,426	(115,858)	(258,574)	(104,021)

Total Other Income (Expense)	(2,340,121)	(3,129,910)	(5,573,606)	(7,130,547)

Net Gain (Loss) from Operations Before Benefit (Provision) for Income Taxes	(4,462,575)	(4,504,518)	(10,058,647)	(10,510,509)

Benefit (Provision) for Income Taxes
Current	0	29,312	0	54,244
Deferred	0	0	0	0

Net Income (Loss)	$(4,462,575)	$(4,533,830)	$(10,058,647)	$(10,564,753)

Net Income (loss) per share:
Basic	$(0.37)	$(0.64)	$(0.84)	$(1.53)
Dilutive	$(0.37)	$(0.64)	$(0.84)	$(1.53)

Shares used in the computation:
Basic	12,101,356	7,137,391	11,999,478	6,914,698
Dilutive	12,101,356	7,137,391	11,999,478	6,914,698

XTANT MEDICAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations
Unaudited Actual Results

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016 Actual Unaudited	2015 Actual Unaudited	2016 Actual Unaudited	2015 Actual Unaudited

	Amount	Amount	Amount	Amount
Orthopedic Product Sales	$21,311,322	$9,732,909	$42,119,357	$19,009,956
Other	150,248	159,706	319,548	385,773
Total Revenue	21,461,570	9,892,615	42,438,905	19,395,729

Cost of sales	6,758,071	3,375,289	13,635,338	6,847,766

Gross Profit	14,703,499	6,517,327	28,803,567	12,547,963

Operating Expenses
General and administrative	3,899,280	2,399,133	7,383,992	4,824,300
Sales and marketing	10,420,028	5,035,577	20,932,994	9,749,249
Research and development	783,897	291,171	1,683,472	724,732
Depreciation and amortization	1,216,696	100,663	2,425,030	224,774
Acquisition and Integration related expenses	450,756	0	752,529	0
Non-cash consulting	55,296	74,074	110,592	140,869
Total Operating Expenses	16,825,952	7,900,618	33,288,608	15,663,924

Net Gain (Loss) from Operations	(2,122,453)	(1,383,291)	(4,485,041)	(3,115,960)

Other Income (Expense)
Interest expense	(2,984,186)	(1,383,642)	(5,811,361)	(2,819,220)
Change in warrant derivative liability	477,639	(14,081)	496,329	(476,289)
Non-cash consideration associated with stock purchase agreement	0	0	0	(558,185)
Other income (expense)	166,426	(114,963)	(258,574)	(103,126)

Total Other Income (Expense)	(2,340,121)	(1,512,686)	(5,573,606)	(3,956,820)

Net Gain (Loss) from Operations Before Benefit (Provision) for Income Taxes	(4,462,575)	(2,895,977)	(10,058,647)	(7,072,781)

Benefit (Provision) for Income Taxes
Current	0	0	0	0
Deferred	0	0	0	0

Net Income (Loss)	$(4,462,575)	$(2,895,977)	$(10,058,647)	$(7,072,781)

Net Income (loss) per share:
Basic	$(0.37)	$(0.41)	$(0.84)	$(1.02)
Dilutive	$(0.37)	$(0.41)	$(0.84)	$(1.02)

Shares used in the computation:
Basic	12,101,356	7,137,391	11,999,478	6,914,698
Dilutive	12,101,356	7,137,391	11,999,478	6,914,698

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

	For the Six months ended June 30,
	2016	2015
Operating activities:
Net loss	$(10,058,647)	$(7,072,781)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,649,361	446,799
Non-cash Interest	2,371,919	363,375
Non-cash consideration associated with stock purchase agreement	0	558,164
(Gain)/Loss on sale of fixed assets	0	(17,194)
Amortization of debt discount	169,971	848,773
Non-cash consulting expense/stock option expense	271,374	444,395
Provision for losses on accounts receivable and inventory	432,781	(19,394)
Change in derivative warrant liability	(496,329)	476,289
Changes in operating assets and liabilities:
Accounts receivable	207,934	(1,076,784)
Inventories	(2,673,670)	209,760
Prepaid and other assets	(708,693)	(352,704)
Accounts payable	3,652,111	742,767
Accrued liabilities	(4,793,571)	358,298
Net cash used in operating activities	(7,975,458)	(4,090,237)

Investing activities:
Purchases of property and equipment and intangible assets	(5,336,784)	(70,441)
Proceeds from sale of fixed assets	0	16,415
Net cash used in investing activities	(5,336,784)	(54,026)
Financing activities:
Payments on capital leases	(49,428)	(64,442)
Payment on Royalty Obligation	0	(325,230)
Payment on long term debt	0	(25,727)
Proceeds from the issuance of capital leases	967,221	0
Proceeds from the issuance of Convertible Debt	2,238,166	0
Proceeds from the Revolving Line of Credit	5,480,671	0
Net proceeds from the issuance of stock	525,000	2,117,560
Net cash provided by financing activities	9,161,630	1,702,161

Net change in cash and cash equivalents	(4,150,611)	(2,442,102)
Cash and cash equivalents at beginning of period	6,368,016	4,468,208
Cash and cash equivalents at end of period	$2,217,405	$2,026,106

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2016 (Unaudited) and As of December 31, 2015 (Audited)

	As of June 30,	As of Dec. 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$2,217,405	$6,368,016
Trade accounts receivable, net of allowance for doubtful accounts of $3,032,246 and $2,579,634, respectively	14,724,671	15,385,218
Inventories, net	25,510,143	22,684,716
Prepaid and other current assets	1,279,019	601,697
Total current assets	43,731,238	45,039,647

Non-current inventories	1,475,988	1,607,915
Property and equipment, net	15,618,117	11,816,629
Goodwill	41,534,626	41,534,626
Intangible assets, net	38,123,223	40,237,289
Other assets	822,594	791,221
Total Assets	$141,305,786	$141,027,327

LIABILITIES & STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$12,787,119	$9,386,531
Accounts payable - related party	1,658,286	1,406,763
Accrued liabilities	5,480,671	9,595,851
Revolving Line of Credit	4,912,872
Warrant derivative liability	554,022	1,050,351
Current portion of capital lease obligations	203,595	35,139
Total current liabilities	25,596,565	21,474,635
Long-term Liabilities:
Capital lease obligation, less current portion	757,137	7,800
Long term convertible debt, less current portion	68,792,700	66,436,647
Long-term debt, less current portion	46,655,722	44,231,718
Total Liabilities	141,802,124	132,150,800

Commitments and Contingencies
Stockholders’ Equity
Preferred stock	—	—
Common stock	11	11
Additional paid-in capital	82,603,271	81,917,488
Accumulated deficit	(83,099,620)	(73,040,973)
Total Stockholders’ Equity (Deficit)	(496,338)	8,876,527

Total Liabilities & Stockholders’ Equity	$141,305,786	$141,027,327

XTANT MEDICAL HOLDINGS, INC.

Calculation of Consolidated EBITDA for the Three and Six Months Ended June 30, 2016

and for the Pro Forma Three and Six Months Ended June 30, 2015

Unaudited

	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
Loss from Operations	(2,122,453)	(1,374,608)	(4,485,041)	(3,379,962)

Acquisition and Integration related expenses	450,756	0	752,529	0
Non-Cash Compensation	135,296	214,368	271,374	444,353
Depreciation & Amortization	1,869,375	2,109,123	3,649,361	4,166,847

EBITDA Gain	332,973	948,883	188,223	1,231,238

Contact:
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877.889.1972

investorrelations@cg.capital
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